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                                                                   Exhibit 99.10


                             Consent of Person Named
                          As About to Become a Director



Pursuant to Rule 438 promulgated under the Securities Act of 1933, I, Richard K.M. Ing, hereby consent to be named as a person about to become a director of Aloha Holdings, Inc. in the Registration Statement on Form S-4 of TurnWorks Acquisition III, Inc., initially filed with the Securities and Exchange Commission on February 14, 2002 and any amendments thereto.



Dated:   February 8, 2002


                                           /s/ Richard K.M. Ing
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